Exhibit 10.1

Schedule of Non-Employee Director Compensation
(approved July 21, 2026)

1.         Annual Retainer:

a.         $100,000 cash (effective October 1, 2026).

b.         $110,000 in common stock (effective upon next annual equity grant issuance date).

2.         Annual Lead Independent Director and Committee Chair Fees  (effective October 1, 2026):

a.         Lead Independent Director Fee - $35,000.

b.         Audit Committee Chair - $25,000.

c.         Compensation Committee Chair - $20,000.

d.         Nominating and Governance Committee Chair - $17,500.

e.         Risk Committee Chair - $10,000.

f.         Finance and Investment Committee Chair - $10,000.

3.         Annual Committee Member (other than Chair) Fees (no change):

a.         Audit Committee - $10,000.

b.         Compensation Committee - $5,000.

c.         Nominating and Governance Committee - $5,000.

d.         Risk Committee - $5,000.

e.         Finance and Investment Committee - $5,000.